Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 01:48 PM 09/19/2025 FILED 01:48 PM 09/19/2025 SR 20254028166 - File Number 10013872

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

BITWISE SOLANA ETF

This Certificate of Amendment to the Certificate of Trust of Bitwise Solana ETF (the “Trust”) is being duly executed and filed to amend the Certificate of Trust (the “Certificate of Trust”) of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.)(the “Act”).

I. Name. The name of the statutory trust amended hereby is Bitwise Solana ETF.

2. Amendment of Certificate. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Bitwise Solana Staking ETF.

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 381l(a)(2) of the Act.

CSC DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust

By:	/s/ Gregory Daniels
Name:	Gregory Daniels
Title:	Vice President